Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128936 on Form S-8 and Post Effective Amendment No. 2 to Registration Statement No. 333-155758 on Form S-3 of our reports dated March 1, 2010, relating to the consolidated financial statements of Genco Shipping & Trading Limited and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 1, 2010